SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                               _______________

                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)  November 1, 2000


                            COLUMBIA ENERGY GROUP
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           (Exact Name of Registrant as Specified in Its Charter)



             DELAWARE                  1-1098              13-1594808
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   (State or Other Jurisdiction     (Commission           (IRS Employer
         of Incorporation)          File Number)       Identification No.)


   13880 DULLES CORNER LANE, HERNDON, VA                       20171-4600
   ---------------------------------------------------------------------
   (Address of Principal Executive Offices)                    (Zip Code)


   Registrant's telephone number, including area code     (703) 561-6000
                                                          --------------


   ----------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)





   ITEM 1.   CHANGE IN CONTROL.

        On November 1, 2000, NiSource Inc., an Indiana corporation ("NiSource"), acquired Columbia Energy Group, a Delaware corporation ("Columbia"), in accordance with the Agreement and Plan of Merger, dated as of February 27, 2000, as amended and restated as of March 31, 2000, among NiSource, Columbia, New NiSource Inc. ("New NiSource") and the other parties thereto. New NiSource, a Delaware corporation, was formed to act as the holding company of NiSource and Columbia after the closing of the acquisition of Columbia by NiSource (the "Acquisition"). After the closing of the Acquisition, NiSource was merged with and into New NiSource, and New NiSource changed its name to "NiSource Inc."

        In the Acquisition, Columbia stockholders will receive for each of their shares of Columbia common stock, subject to proration and certain limitations, either $70 in cash and $2.60 in face value of NiSource SAILS{SM}, a unit consisting of a forward equity contract and a zero coupon debt security or 3.04414 shares of NiSource common stock. Preliminary estimates indicate that Columbia stockholders receiving NiSource common stock will receive cash instead of fractional shares. Columbia stockholders holding approximately 77% of the total outstanding shares of Columbia common stock have elected to receive NiSource common stock. Under the Merger Agreement, the amount of New NiSource common stock issuable in the Acquisition is limited to 30% of the total outstanding shares of Columbia common stock. Since Columbia stockholders owning more than 30% of the total outstanding shares of common stock of Columbia elected NiSource common stock, the stock election will be prorated. Under the proration, Columbia stockholders who elected NiSource common stock will not receive NiSource common stock for all of the shares of Columbia common stock for which they elected NiSource common stock. Such stockholders will also receive cash and NiSource SAILS. Such stockholders will also receive cash instead of any fractional shares of NiSource common stock.

        Effective as of the closing of the Acquisition, the Columbia Stockholder Purchase Plan ("Columbia DRP") was terminated. Participants in the Columbia DRP who properly elected NiSource common stock in the Acquisition will be rolled into the NiSource Automatic Dividend Reinvestment and Share Purchase Plan ("NiSource DRP") unless such participants indicated that they do not wish to participate in the NiSource DRP. Participants in the Columbia DRP who did not elect NiSource common stock in the Acquisition will receive cash and NiSource SAILS.





                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COLUMBIA ENERGY GROUP
                                      (Registrant)



   Dated: November 1, 2000                 By:  /s/ Stephen P. Adik
                                                -------------------------
                                                Name:   Stephen P. Adik
                                                Title:  Vice Chairman